EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Security Capital Corporation on Form S-8 relating to Security Capital Corporation's 2000 Long-Term Incentive Plan of our report dated March 27, 2000, which is part of the Annual Report on Form 10-K of Security Capital Corporation for its fiscal year ended December 31, 1999.



/s/  DELOITTE & TOUCHE LLP

Stamford, Connecticut
February 6, 2001